                                                                      Exhibit 11

Russian Wireless Telephone Company, Inc.
(formerly Telcom Group, USA)
Computation of Earnings (Loss) Per Share

         Month of                                          Weighted Average
         Issuance For                      Number of      Shares Outstanding
         F/S Purposes                       Shares        1996           1995
--------------------------------------------------------------------------------
Common Stock at January 1, 1995           4,536,876     4,536,876     4,536,876

January '95                                 600,000       600,000       600,000
May '95                                  (2,663,876)   (1,553,928)   (2,663,876)
April '95                                   300,000       200,000       300,000
May '95                                    (800,000)     (466,667)     (800,000)
August '95                                 (488,000)     (462,667)     (466,000)


February '96                                300,000                     275,000
December '96 - Shares                       450,000       450,000       450,000

                                          ---------     ---------     ---------
Weighted Average shares                   2,235,000     3,603,614     2,210,000
                                          =========     =========     =========


                  Net        Weighted       Net (Loss)
YEAR            (Loss)      Avg Shares      Per Share
------------------------------------------------------
1995          (1,227,502)    3,603,614        (0.34)
1996          (1,470,878)    2,210,000        (0.67)

                                                           Weighted Average
                                                          Shares Outstanding
         Month of                                            3 Months Ended
         Issuance For                      Number of    March 31,     March 31,
         F/S Purposes                       Shares        1997          1996
--------------------------------------------------------------------------------
Common Stock at January 1, 1996           1,485,000     1,485,000     1,485,000

February 1996                               300,000       300,000       200,000
December 1996                               450,000       450,000            --
February 1997                               750,000       750,000            --
                                          ---------     ---------     ---------
Weighted Average Shares                   2,985,000     2,985,000     1,685,000
                                          =========     =========     =========


                                           Net        Weighted       Net (Loss)
3 MONTHS ENDED                           (Loss)    Average Shares    Per Share
-------------------------------------------------------------------------------
March 31, 1996                           (308,642)    1,685,000        (0.18)
March 31, 1997                         (4,159,250)    2,985,000        (1.39)